Exhibit 99.3

        Joint Filing. Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

        DATED: December 3, 1999

                                     FW TRINITY LIMITED INVESTORS, L.P.,
                                     a Texas limited partnership

                                     By:   TF-FW Investors, Inc.,
                                           a Texas corporation,
                                           General Partner


                                     By: /s/ W. R. Cotham
                                         W. R. Cotham, Vice President

                                     NATIONAL BANCORP OF ALASKA, INC.


                                    By: /s/ Richard Strutz
                                        Richard Strutz, President